REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Q4 2022 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: MARCH 01, 2023 / 1:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Scott D. Lipesky Abercrombie & Fitch Co. - Executive VP & CFO Mohit Gupta Abercrombie & Fitch Co. C O N F E R E N C E C A L L P A R T I C I P A N T S Alexandra Ann Straton Morgan Stanley, Research Division - Research Associate Corey Tarlowe Jefferies LLC, Research Division - Equity Analyst Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Research Officer Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Kelly Crago Citigroup Inc., Research Division - VP Marni Shapiro The Retail Tracker - Co-Founder Mauricio Serna Vega UBS Investment Bank, Research Division - Analyst P R E S E N T A T I O N Operator Good day, and welcome to the Abercrombie & Fitch's Fourth Quarter Year-End Fiscal Year 2022 Earnings Call. Today's conference is being recorded. (Operator Instructions) At this time, I would like to turn the conference over to Mo Gupta. Please go ahead. Mohit Gupta - Abercrombie & Fitch Co. Thank you. Good morning, and welcome to our fourth quarter 2022 earnings call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our fourth quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mentioned today. A detailed discussion of these factors and uncertainties is contained in the company's reports and filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and reconciliations of GAAP to adjusted non-GAAP financial measures are included in the release and investor presentation issued earlier this morning. With that, I will turn the call over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Good morning, and thank you for joining us today, and a warm welcome to Mo on his return to A&F, leading our Investor Relations efforts. I'm excited to share our fourth quarter and full year results. We finished the quarter with sales surpassing the outlook range we provided in our early January business update for a strong close to the year. 2022 was another year of twists and turns, and I'd like to thank our global associates as well as our partners for once again stepping up to deliver solid financial results while making progress against our long-term strategic priorities. As geopolitical disruption and inflationary impacts accelerated early in the year, we laid out plans to pivot our investments to optimize sales growth, operating margin and inventory. Our teams rally to deliver on each of those dimensions, leveraging the agility we have gained from our transformation efforts these past few years. At the start of every year, my goal is to make this organization stronger, and we have done that once again in 2022, allowing us to start 2023 from a position of strength with so much opportunity in front of us. Today, I'll cover our fourth quarter and our full year 2022 results, reflecting our progress in the past year. Then I'll conclude with our objectives and priorities for 2023. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 01, 2023 / 1:30PM, ANF.N - Q4 2022 Abercrombie & Fitch Co Earnings Call

For the fourth quarter, we grew sales 3% year-over-year on a reported basis and 5% on a constant currency basis. This growth was enabled by having inventory on hand to meet demand during the peak holiday period. We purposefully built inventory in the second and third quarters with the target to be around flat to last year by year-end. We delivered on that goal with inventory finishing down 4% to year-end 2021. While sales trends improved sequentially across brands, performance was once again led by continued strength in the Abercrombie & Fitch brand. I'm incredibly proud to report that Abercrombie brands, which includes Abercrombie & Fitch and Abercrombie Kids grew 14% from Q4 2021 or 16% on a constant currency basis. All the work we have done to bring this brand back it was incredibly special to see the Abercrombie & Fitch women's business achieve its highest quarterly sales in brand history, an impressive follow-up to a similar record in the third quarter. I was also thrilled to see growth in the men's business accelerate sequentially from Q3. At Hollister, we saw sequential trend improvement delivering sales down 4% to 2021 on a reported basis and down 2% on a constant currency basis. While we still have progress to make, we are beginning to see trend improvement on product and organizational actions taken in late summer something we will carry forward into 2023, which I'll talk more about in a moment. Taking a step back from the quarter and reflecting on the full year, one word comes to mind, complex. With the conflict in Ukraine, rising inflation and continued COVID-related measures impacting the consumer, a back to normal did not happen in retail. With all this uncertainty, our focus was simple, control what we could control. While that meant making short-term strategic decisions, we also kept an eye on the long term. In June, we held our first Investor Day since 2018 and presented our 2025 Always Forward Plan, transitioning our mindset from transformation to growth. The Always Forward Plan is underpinned by three key pillars: delivering focused brand growth, executing an enterprise-wide digital revolution and operating with financial discipline. Starting with the first pillar, focused brand growth. In June, we discussed the Abercrombie & Fitch brand as our #1 growth opportunity for the company. Having completed one of the most impressive brand turnarounds you will see in this industry, our team has continued to build momentum with this brand. Abercrombie brands finished 2022 at $1.7 billion in total sales at a growth rate of 11% year-over-year or 13% on a constant currency basis. For the Abercrombie Fitch brand, our assortment, marketing and values continue to align with our customer as we look to output them from their in-office workdays to their long weekend adventures. A few other highlights for the year in Abercrombie. Our women's bottoms business had the highest full year sales in the history of the brand. The Best Dressed Guest franchise helped us deliver the best year ever for women's dresses and we launched our newest franchise, YPB, Your Personal Best in Q1 to an amazing customer response. YPB leggings and Square Neck tank were both named to the best leggings and best tops lists in the Self magazine Activewear awards, along with multiple A&F brand items featured in Men's Health, Esquire, Refinery 29, People Magazine and more. As we set new records across key product categories, we continued to leverage our marketing efforts to drive customer engagement and conversion. Our authentic and innovative initiatives across platforms resulted in two amazing awards this year. We received the Performance Marketing Strategy of the Year award by LTK, the world's largest influencer and creator commerce platform, and the brand was named to the brands that matter list by FAST Companyith the brand firing on all cylinders, we opened 21 stores and rightsized another 4 across Abercrombie & Fitch and Abercrombie Kids brands. We continue to focus on smaller, more productive stores, which is a key enabler of improved 4-wall operating margin. We believe store expansion and marketing execution nicely positions Abercrombie brands for growth -- for the growth expectations in the Always Forward Plan. Turning to [Hollister]. 2022 was certainly a challenge. Hollister, including Gilly Hicks and Social Tourists finished the year with $1.96 billion in sales, down 9% to 2021 or down 6% on a constant currency basis. The teen apparel space took a step back early this summer as global inflationary pressures mounted. While macro factors certainly impacted the business, we had opportunities within our own operations to realign product, voice and experience to better match the changing customer mindset. We quickly addressed these opportunities making multiple changes this summer, spanning people, process and inventory investments to get back on track and allow us to more quickly respond to changes in the marketplace. Our teams have made shifts across the assortment to provide better balance. As an example, we're leaning into more cargos and dresses. On top of these product shifts, we are reviewing every aspect of the Hollister brand voice and customer journey. Our teen customer continues to favor the in-store experience with more than 2/3 of Hollister sales happening in store in 2022. During the year, we opened 38 stores [finishing] 2022 with 529 stores globally. Towards the end of the year, we introduced our evolved store design in a few locations, which continues to open up and brighten the shopping experience while offering improved product placement flexibility. You will continue to see the store play an integral 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 01, 2023 / 1:30PM, ANF.N - Q4 2022 Abercrombie & Fitch Co Earnings Call

role with Hollister as we move forward and combined with the assortment evolution, our team will have all the pieces in place to stabilize the brand and return to growth later this year. For Gilly Hicks in 2022, we evolved the brand positioning and assortment, readying for the move into our [first] (added by company after the call) freestanding stores, a majority of which opened in the fourth quarter. In 2023, we are focused on delivering our active lifestyle assortment to the customer across physical and digital touch points. The shift into activewear is a key part of the evolution for Gilly Hicks. Up until recently, Gilly has been [weighted] to intimates and sleepwear as it started as a complement to the Hollister brand. We are now broadening categories to get to our target assortment mix between active, lounge and intimates, something we'll continue learning more about as we go through the year. Lastly, a quick update on Social Tourists. We've continued to use the brand to push fashion content in Hollister and leverage learnings around social engagement across all brands. In summary, our ambition of focused brand growth will be apparent in 2023. For Abercrombie brands, we expect to distort resources to digital marketing and store expansion to capitalize on the momentum. For Hollister, the work is underway to optimize the product and brand voice positioning us for growth in the second half of the year. And for Gilly Hicks, we'll continue to read results from the evolved assortment mix with a trigger strategy in place to allocate additional resources to drive customer acquisition later in the year. Moving on to our second pillar, executing an enterprise-wide digital revolution. For context, at $1.6 billion in sales, our digital business was approximately 44% of our total sales in 2022. Across brands, our customer journeys are different and ever evolving, necessitating a robust set of tools and technologies. Our team has been hard at work modernizing our technology foundation. A focus area in 2022 was evolving our data infrastructure to enable faster, more predictive insights, which will largely conclude in 2023. We also kicked off a multiyear upgrade of our retail merchandising ERP, touching several key systems to provide a platform with more flexibility. These modernization efforts are integral to enabling future organic growth and incremental go-to-market opportunities like wholesale, franchise and/or partnerships. These projects will take time, but we've designed our deployment schedule to realize value as quickly as possible. On the customer experience side of our digital revolution, we are improving the experience across the web, mobile apps and stores. We've set up continuous feedback and delivery loops to ensure we are finding and focusing on the highest impact opportunities. One example we've talked about is Share2Pay, a feature that enables our customers to easily share their digital shopping bag with a family member or friend to complete the purchase. Share2Pay is an example of how our new digital teams are applying customer analytics and agile development to uncover and quickly deliver against customer opportunities. For 2023, we will continue modernizing our foundation to support our digital revolution. We expect to be largely complete with our foundational data infrastructure efforts and to continue progressing on our ERP transformation while maintaining a relentless pace of digital experience improvements to win and retain customers. And for our last pillar, operating with financial discipline. It was another year where we needed to flex this muscle with over $250 million of inflation hitting us in 2022 compared to 2021. We needed to balance playing offense and defense. On offense, we opened 59 new stores and accelerated key digital and technology investments. On defense, we managed expenses and inventory tightly. For inventory, our objective was to be approximately flat to 2021 at the end of 2022, and we achieved that goal with inventory down 4% at the year-end. We are optimistic we've gotten through the worst of freight costs and supply chain disruptions. Importantly, each of our brands entered 2023 in a position to chase inventory, and we will continue demonstrating agility in managing the cost side of the business while balancing the long-term investments that enable growth. As we wrap up, just one more thought on our industry-leading team and culture. While the past 3 years have been the most challenging I've seen in my 35 years in retail, the learnings and collaboration we've achieved has made both our company and our associates stronger. I was so proud of our company to recognized yet again as a best workplace in retail by Great Place to Work and Fortune. Additionally, we received a perfect score on the Human Rights Campaign's 2022 Corporate Equality Index for the 16th year in a row, with the designation as one of the best places to work for LGBTQ Plus equality. As we say regularly, change is the only constant in retail, and our team will continue to balance being reactive to shifts in the market while staying focused on our long-term strategic priorities to drive sustainable, profitable growth in 2023 and beyond. We enter the year well prepared, focused and ready to execute across the three pillars of our always forward plan. With that, I'll hand it off to Scott to provide more color on our results and additional details for our 2023 outlook. 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. 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Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Thanks, Fran, and good morning. I'm also proud of how our teams wrapped up 2022, delivering improved results in both the third and fourth quarters. I'll start by covering Q4 results on both year-on-year and sequential comparisons, along with the rundown of our full year 2022 performance. I'll then provide some color on our 2023 outlook. For Q4, we delivered net sales of $1.2 billion, up 3% 2021 on a reported basis and up 5% on a constant currency basis. This was above the range we provided in early January due to a better-than-expected finish to the month. As Fran mentioned, we saw trends improve sequentially at both Abercrombie and Hollister. Net sales at Abercrombie, which includes kids, rose 14% compared to 2021 on a reported basis and 16% on a constant currency basis. This compares to Abercrombie's Q3 reported and constant currency growth of 10% and 13%, respectively. Hollister, which includes Gilly Hicks and social tourist, declined 4% or 2% on a constant currency basis. This compares to Hollister's Q3 reported and constant currency declines of 12% and 9%, respectively. By region, net sales increased 9% in the U.S. Internationally, we saw a decline of 13% or 6% on a constant currency basis. By region, EMEA was down 14% on a reported basis and 7% on a constant currency basis, and APAC was down 21% on a reported basis and 13% on a constant currency basis. In EMEA, our strongest markets continued to be the Middle East and the U.K., but the region largely remained soft. In APAC, while sales were down to last year in the fourth quarter, we are excited to see the region reopen with the lifting of the Zero COVID policy in China. Gross profit rate was 55.7% versus 58.3% last year. Key drivers of the year-over-year change were the adverse impact of exchange rates of 100 basis points and higher product costs of 160 basis points with higher cotton costs and inventory reserves more than offsetting lower freight costs. On a constant currency basis, AUR was up slightly with Abercrombie higher than last year, and Hollister lower than last year as we made a strong push to sell through Hollister clearance product. On inventory, we ended the quarter down 4% to last year, which was better than our expectation of around flat that we have discussed the past couple of quarters. Across brands, we are positioned to chase inventory this spring and beyond. I'll now cover the rest of our Q4 results on an adjusted non-GAAP basis. We excluded $4.7 million and $1.9 million of pretax asset impairment charges for this year and last year, respectively. These charges adversely impacted results by $0.07 and $0.03 this year and last year, respectively. Q4 operating expense, excluding other operating income, was $575 million compared to $581 million last year, with lower marketing and incentive-based compensation, partially offset by operating cost inflation. Operating income was approximately $92 million compared to $100 million last year. Changes in foreign currency adversely impacted operating income by approximately $18 million. The tax rate for the quarter was 49.7% at the high end of our expectation primarily due to our inability to realize a benefit on certain tax losses incurred outside of the U.S. Net income per diluted share was $0.81 compared to $1.14 last year. Changes in foreign currency adversely impacted earnings per share by approximately $0.23. Turning to full year 2022 results, which I'll cover on an adjusted non-GAAP basis. Full year results exclude approximately $14 million of pretax asset impairment charges, which adversely impacted results by $0.20. In 2021, we excluded $12 million of pretax asset impairment charges, which adversely impacted results by $0.15. For the year, net sales were $3.7 billion, flat to 2021 and up 2% on a constant currency basis. For the year, digital sales penetration was 44%. By brand, Abercrombie delivered 11% growth on a reported basis and 13% growth on a constant currency basis. Hollister declined 9% or 6% on a constant currency basis. By region, the U.S. grew 4% for the year, while the international business was down 11% on a reported basis or 4% on a constant currency basis. Gross profit rate was 56.9% compared to 62.3% in 2021. For the full year, foreign currency adversely impacted gross profit rate by approximately 40 basis points. For product costs, we saw approximately $200 million or 520 basis points of higher input costs, including approximately $90 million for freight, and $110 million for cotton and other raw materials. While AUR improved over 2021 levels and remains well above 2019, the growth was not enough to offset the higher costs. Operating expense, excluding other operating income, was $2 billion or 54.1% of sales compared to 52.9% of sales in 2021. Compared to 2021, the increase was driven by inflation, digital investments and higher digital fulfillment expenses, partially offset by lower marketing and incentive-based compensation. Operating income was $107 million or 2.9% of sales compared to $355 million or 9.6% in 2021. The reduction was driven primarily by the lower gross profit rate due to higher freight and raw material costs as well as operating expense deleverage. Foreign currency further reduced operating income by $30 million compared to 2021. The effective tax rate for the year was 74.6%. Net income per diluted share was $0.25 compared to $4.35 in 2021. We exited the year in a strong financial position with cash and cash equivalents of $518 million and total liquidity of approximately $866 million. Capital expenditures were $165 million for 2022 with about half spent primarily on stores and the other half on digital and technology. For the year, we repurchased a total of 4.8 million shares for approximately $126 million and $8 million of secured notes. On the store fleet for the year, we opened 59 stores and closed 26, 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 01, 2023 / 1:30PM, ANF.N - Q4 2022 Abercrombie & Fitch Co Earnings Call

ending the year with 762 stores. As we focus on brand growth, we expect to be in a net store opening position again in 2023, although we expect to open fewer new stores than in 2022. As mentioned in our June Investor Day, we expect to see only modest changes in gross square footage and occupancy dollars. I'll finish up with our thoughts on 2023. For the full year, we expect net sales growth in the range of 1% to 3% from $3.7 billion in 2022 with Abercrombie brands leading the growth. We expect the growth will be tilted toward the back half of the year, driven primarily by the 53rd reporting week in the fourth quarter and net new stores. Geographically, we expect the U.S. to continue to outperform international. For the international business, our inventory is in good place, and we are ready to chase as necessary as we see trends improve. As a reminder, our largest countries outside North America are the U.K., followed by Germany, China and France. We expect the full year operating margin to be in the range of 4% to 5% compared to reported and adjusted operating margin of 2.5% and 2.9%, respectively, in 2022. In terms of drivers, we expect around 200 basis points from a net benefit in product costs with freight savings, partially offset by higher cotton and raw material costs. For operating expense at the midpoint of our sales outlook, we expect to see modest deleverage driven by the combination of inflation and increased investment related to our always forward plan initiatives, including our retail merchandising ERP upgrade. For the tax rate, we are forecasting a rate in the mid-40s. On inventory, we will continue to manage tightly and work to keep all brands in a position to chase. We see continued opportunity to reduce inventory, especially in the first 3 quarters of the year compared to 2022 and where we front-loaded inventory due to ongoing supply chain uncertainty. Regarding capital allocation, we expect capital expenditures of approximately $160 million. Just over half the spend will cover digital and technology, and the remaining will primarily cover stores. For excess liquidity, we continue -- we expect to continue to focus on share and debt repurchases, pending cash flow, business conditions and market prices. Entering 2023, we have approximately $232 million remaining on the $500 million share repurchase authorization established in November 2021. For the first quarter, we expect net sales to be approximately flat to the Q1 2022 level of $813 million. Our sales outlook assumes an adverse impact of approximately 140 basis points from foreign currency. Operating margin to be in the range of breakeven to 2% compared to reported and adjusted operating margin of approximately negative 1% in the first quarter of 2022. Similar to the full year outlook, we expect operating margin to benefit year-over-year from the net reduction in freight and raw materials costs, partially offset by the impact of inflation as well as operating expense investments related to the 2025 Always Forward Plan. For the tax rate, we expect it to be volatile in Q1 on expected low levels of income. We expect to incur tax expense regardless of the level of taxable income or loss. As Fran mentioned, we remain cautiously optimistic on consumer demand in 2023. While broad inflation is yet to abate, we are pleased with the reductions we have seen in freight and cotton over the past 6 months. These benefits will work through the income statement on a different cadence, with freight benefits weighted to the first half and moderating in the second half, we expect cotton to be a headwind in the first half and moderate in the second half, netting to a headwind for the full year. From there, we are funding necessary investments in the customer experience and in the modernization of our systems to improve agility and speed while focusing on generating the free cash flow necessary to maintain our strong financial position. And with that, operator, we are now ready for questions. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) And our first question comes from Dana Telsey from Telsey Advisor Group. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer As you think about the Hollister business and the improvements that you're seeing, how do you frame it for 2023, whether stores, whether digital and how you're thinking about it. And then also, Scott, can you talk to at all the breakdown of the margin opportunity for 2023 in terms of freight and how you're balancing that given your clean inventories with pricing in the environment. 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. 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Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Dana. So let's talk about Hollister for a few minutes. We were very pleased to see the improvement with Hollister and the sequential improvement that we saw from the third to the fourth quarter. As you know, we were on a journey with Hollister last year. Around back-to-school, the whole teen market took a little bit of a step back at that time. And what we did was, we really dove into see how much of that was driven by macro and how much of that did we own. We assessed our situation, and we made some changes, as I mentioned earlier, people, product, we made sure our receipts are back in line for our trend in the back half, and we chased into product that was working like cargos and dresses. So the inventories are clean as we now head into '23. We're pleased with the inventory levels are. And what's most exciting is that we have [Chase] back in our business, that is a very exciting word, particularly for that teen market. Because in '22, with all the constraints on the supply chain, it was much harder for us to chase and really be able to react to what's going on. So we are cautiously optimistic as we head into '23, as we've discussed and our expectation is to return to growth in the back half of the year. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO All right. Let me pick up the margin piece. So as we look to 2023, our expectation is operating margin of 4% to 5%. That's up from 2.9% in 2022. Our path there is we do expect to see about 200 basis points from gross margin expansion, which would come from -- mainly from the net pickup in freight. We still see cotton as a headwind for next year, but do see a good amount of that freight coming back in 2023. From there, we do expect a little bit of deleverage on the expense base. Just due to inflation as well as some of the longer-term investments we're making in digital and technology. So for the year, again, 4% to 5% on the operating margin line. As we think about balancing that with inventory, Fran hit it for the Hollister brand, but in total, all of our brands are in position to chase right now. That gives us an opportunity on the AUR front as we go into 2023. We're not assuming anything big there. Obviously, the dynamics out there with the consumer and inflation are in flux every day, but we have the opportunity with lower inventories across all of our brands to hopefully raise AUR this year. Operator And our next question comes from Corey Tarlowe from Jefferies & Company. Corey Tarlowe - Jefferies LLC, Research Division - Equity Analyst Congrats on the continued strong results. So could you talk a little bit, Fran, about the success that you drove in the fourth quarter at Abercrombie & Fitch, I know that -- you've seen some really great momentum in women's and dresses as well. But maybe could you talk a little bit more about why you think that, that momentum is sustainable and should help to continue to drive results throughout the next year? And then Scott, just on stores. I know that yet again, I think you're going to be a net opener of stores, but it sounds like you're actually going to be opening fewer than you were last year. But all that said, it's only going to be, I think, a modest change you said in gross square footage and occupancy dollars. So could you talk a little bit about how you're going to be really thoughtful around opening stores and still keeping costs in control? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Corey, I'd love to talk about continuing our momentum at A&F. Coming off another strong year for the brand, which is super exciting, what we've been able to accomplish in this turnaround and there are so many exciting things happening and certainly to come. So a great example of that is women's bottoms. Our best year ever in women's bottoms and that goes way beyond just denim. So there's a whole trend happening in pants which women are now wearing back to work. They're going back to the office. They're able to use as a transitional outfits to wear them to go out because we know how social, our Abercrombie customer tends to be. We also launched a new franchise called YPB, which is our activewear. We launched that because our customers said to us, "We know you can do this well, we'd love to see some activewear from you", and they really responded nicely. So there's just lots of opportunity, our Best Dressed Guest franchise. We talked a lot about all the weddings in 2022. There's even more to come for 2023, and they're coming to us for all those special occasions. And to your point, men's is also a second quarter of positive comps for men's, and we're excited to see that starting to roll as well. So there's just lots of opportunity in heading into the year with nice momentum. 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 01, 2023 / 1:30PM, ANF.N - Q4 2022 Abercrombie & Fitch Co Earnings Call

Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Okay. On the store side, yes, net opener in 2022 first time, I think, in over 10 years or around there. We opened 59, closed 26. We will slow down the 59 as we go into 2023. As we look at 2022, there were tons of great malls that we wanted to get back into. And we were able to find the right deals with our landlord partners and they were successful. Looking at those stores, the productivity on a square footage basis, the new stores versus the old almost double as we continue to have that opportunity to close some of these bigger legacy stores and open these smaller new format stores. So we like what it does for the brand and we like what it does financially. So we're going to keep that going here in 2023 and beyond, we'll moderate a bit, but we still have great opportunities around the country and really around the world. Operator And our next question comes from Paul Lejuez from Citi. Kelly Crago - Citigroup Inc., Research Division - VP Scott, this is Kelly on for Paul. Any chance you can talk about brand performance, specifically in the U.S. And then how our trends performing core rate overall, but also by region, we've heard from others that maybe the macro is starting to take a toll in Europe in 1Q. And then just bigger picture, how are you thinking about the Europe region. Is it possible you could maybe look to close some stores in Europe, just given the difficulties you've seen there over the last couple of years? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Okay. We're going to start a little bit backwards. So you were at our Investor Day with us back in June, and we talked about the fact that we still believe that we have an opportunity -- a nice long-term opportunity in our international business. That's part of our Always Forward plan. Coming out of COVID, we've had a little bit of a starter -- starting back up in some of those countries. But we believe long term in both regions, EMEA and APAC, we're excited to see in APAC, particularly removing of the zero-COVID policy. We've got a team there in place ready to go and chase goods at this point. And in EMEA, we still have seen a strong business in the U.K. and the Middle East. We have work to do admittedly, but we still believe we have a long-term opportunity. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO On the U.S. piece of it, Abercrombie continues to do extremely well here in the U.S. The growth is strong double digits for the Abercrombie & Fitch brand, so really excited about that. And back to the previous question, hopefully, more momentum coming in the future. As we think about Hollister, also made a really good comeback. We had a second quarter low here in the U.S. where it stepped back as that inflation started to range, and we saw that teen space come in, in Q2. And that group has really built up in Q3 and into Q4, and a lot of that has been driven here in the U.S. So nice to see a come back in Hollister. As Fran mentioned, we have some work to do in the future, and we're very focused on that brand, but happy with the progress we've made to date. Kelly Crago - Citigroup Inc., Research Division - VP Got it. And then just a follow-up on the A&F brand. You sound very excited about the opportunity in '23, but I'm just wondering if you could talk more specifically about what's driving the growth? Is it coming from AUR? Is it coming from more units? And then beyond YPB, which you've talked a lot about is just any other categories to call out for '23. 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 01, 2023 / 1:30PM, ANF.N - Q4 2022 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So, Kelly, just to reiterate a little bit what we talked about. So we've been focusing on franchises. So we focus on -- our curve love franchise for denim, which has been very successful, which has helped us reach our best ever year in denim for A&F women's, we launched this YPB franchise, Best Dressed Guest, lots of exciting things happening. Our Sloane pants is something that is now caught on incredibly well. We named the pants -- named and claimed it as we like to say in retail. And now everyone is referring to what is one of our best-selling items that we have out there for women. So growth is going to continue through product innovation, getting that product voice and experience on target as we've been doing. There is potential, we've grown the AUR extremely well since pre-pandemic, up over double digits. And there's a focus to continue to believe we have opportunity there as well. Operator And our next question comes from Marni Shapiro from Retail Tracker. Marni Shapiro - The Retail Tracker - Co-Founder Congratulations. The stores look beautiful. I'd love to just talk about two quick things, if I can. Can you -- on the real estate, are you finding that the market is a little tighter? And are you able to still get the deals you want to be in those models? And if not, are you are you holding back and willing to wait? And then could you just give us a quick update on your loyalty programs? I'm curious what the engagement looks like and are people signing up? And are they engaged in using the Perks? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Marni. I think you've heard me say many times, right? As far as the store matter, absolutely. Got to be the right store right location and right economics. And as we've shown over the past several years, yes. We'll hold if we are not getting the deals that we need to make this economically viable for us. That said, we opened some really terrific stores in 2022. [Thrilled to be] back in some of the best malls. We walked away from and now we have all of our new product types in them and doing nicely. So it is a -- there's no finish line to real estate for us. We're always out there exploring and understanding what the opportunities are. But yes, just a quick answer is yes, we will hold unless we have the right deals. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO On the loyalty programs, we continue to drive these -- our identifiable customer rate has gone up dramatically over the past few years. So it's great to see customers signing up for this. We can share information back and forth and really leverage this group to kind of help us with product and also on the top line. So we are still signing people up. We refresh these programs each brand over the past 12 months, and excited about what that brings to us really from an identifiable customer perspective. Operator And our next question comes from Janet Joseph Kloppenburg from JJK Research. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Congratulations on the progress. I got on a little bit late, but are you able to talk about Hollister U.S. trends in the fourth quarter. Did you say if they were directionally positive or negative? I think they were better in the European trends in the third quarter, but still negative, maybe mid-single digits. And another question is, you're looking for the sales rates to decelerate from the fourth quarter to the first quarter of fiscal '23. And I'm just wondering, what's involved in that, or if you're seeing some resistance from the consumer or if you're not as optimistic about Hollister, maybe you 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 01, 2023 / 1:30PM, ANF.N - Q4 2022 Abercrombie & Fitch Co Earnings Call

could give us an indication of what led to that top line guidance? And just lastly, I think, Fran, you said that Hollister was really clean. But I wondered how the markdown levels were and if the seasonal product clearance was in good shape and had been cleared. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Alright Janet, let's get it rolling. So on Hollister U.S. trends for Q4, the Hollister U.S. business was around flat for Q4, and that's a really nice improvement off of where we were kind of negative. Yes, versus where we were in Q2 and even in Q3. So really nice progress there. As we think about the Q1 outlook kind of the sales rates Q4 into Q1, as we're sitting here today, Q1 is our toughest comp on a 1-year basis and a multiyear basis. There's obviously a lot of inflation that's still happening out there, and we haven't really gone full circle on inflation whenever it really started to spike last year kind of in the early Q2 period. So we're really factoring all of that into our outlook. The volumes -- February is a low month, and the volume is really going to start to ramp up here with spring break and the Easter holidays. So getting kind of to that next question on inventory, we like where the inventory sits on a spring basis for each of the brands. So we're ready for that volume. And again, sitting here cautiously optimistic. And on the Hollister piece around how clean we are, we've made a lot of progress. It was a kind of a grind there in 2022, whenever that business fell off in Q2 through Q4, we were pressing the gas on getting through that clearance. A lot of that was from that back-to-school period in early fall. We've made great progress on that. You saw a little bit of that margin take there in Q4 to make that happen. But very happy to say that the Hollister brand is in a nice chase position now for spring and beyond just like Abercrombie & Fitch has been. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Did you see any improvement in Europe (Scott) Hollister in the fourth quarter? Or how did that shake out? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes, some. That business has been obviously lagging the U.S. That's been a multiyear trend for us coming out of COVID, something that we're very focused on as we're going through the spring season. And we do feel that all the changes that we're making that are going to help here in the U.S. will eventually help us in EMEA as well as APAC. So again, cautious optimism as we look to the global business for Hollister. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President And I think Fran said that maybe she expects Hollister to inflect this year, maybe you said second half, I'm not -- I can't remember, Fran. But I was just wondering if you thought it may inflect in the U.S. in the first half. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes, we've seen some inflection here, obviously, in the fourth quarter. But I think what we're all waiting for is how we lap that Q2 period. Obviously, the whole teen space fell off Q2 of last year as we kind of ramped in the back-to-school. There were a lot of things happening from a macro perspective in the economy with inflation ranging, et cetera. So I think all of us in the teen space are excited to lap that. And we're all especially are setting up our businesses to do that in a good way. But time will tell, and we'll see what happens as we get to that point. Operator And our next question comes from Alex Straton from Morgan Stanley. 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 01, 2023 / 1:30PM, ANF.N - Q4 2022 Abercrombie & Fitch Co Earnings Call

Alexandra Ann Straton - Morgan Stanley, Research Division - Research Associate Just a couple from me. I think I just wanted to zero in on your cautiously optimistic commentary on consumer demand. Can you just talk about kind of what data points are informing that? And then secondly, this ability to have Chase back in the business, that's great to hear. Is there any way you can kind of quantify where you're at now versus what's normal or what was going on in 2022, just so I had a reference point? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Absolutely. On the consumer demand side, we're always looking at employment levels as well as wage levels. Those both -- both of those things remain very strong, and that's very helpful for our customer on the discretionary side. When you think about some of this cautious optimism [that] we don't know what the Fed is going to do here in the U.S. and how that's going to kind of ripple through the economy as we go throughout the rest of the year. And as you watch TV or read the news every day, depending on how the winds blow, it's good or bad. So we'll see. But the real point gets to your number two, is the things we can control and the best thing we can do is remain in a [chase] position in inventory. We got caught up a little bit with Hollister there as the business fell off in Q2 of last year. We've been able to get through that, get all the brands in chase and the environment out there for chase, you've heard a lot of others talk about it already, is very good. The supply chain isn't back to where it was in 2019, but it's getting closer. And we're able to do things. We're able to test in stores like we haven't been able to in a couple of years, and we're able to chase inventory in a quicker way than we have been in 2022. So the amount that we're leaving open for chase, and we're not going to give you a percentage, they're much higher than they were in '21 and '22, and that's great for our business. Operator (Operator Instructions) And our next question comes from Mauricio Serna Vega from UBS. Mauricio Serna Vega - UBS Investment Bank, Research Division - Analyst Just a couple from my end. Just -- I was wondering -- I don't know if you mentioned on your sales outlook and you -- where you talked about Abercrombie outperforming Hollister. Does that imply Hollister sales are flat, return to positive? Or just trying to understand like how much of an outperformance should we be thinking about? And then maybe if you could talk about AUR trends across each of the brands. And then lastly, on the tax rate, I know you guided for a high tax rate for this year. But any thoughts on where that could actually converge or converge (inaudible) in the long term? That would be very helpful. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Okay, Mauricio. Good to chat. Let me grab a couple of these. So I'll start with the tax rate. So yes, the tax rate remains elevated to where it was kind of in that 2019 before COVID period. Something we're laser-focused on. We're not getting the ability as the European and APAC business step back coming through COVID, not getting the ability to realize some of those tax losses that we're seeing there. So very focused on that and bringing back the international business, and that will obviously help the tax rate. On the sales outlook, I mean there's many paths as we all know, there's many scenarios as we go through 2023. We would just expect that Abercrombie would outperform Hollister and likely see the U.S. business outperform the international business. But again, we've been talking about this for the last couple of years. Those are the trends we've been seeing, and we're just going to assume we're going to keep seeing them until we don't. And that's really how we're setting up 2023. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. And regarding AUR trends, it's interesting. If you take a step back and you think about the last several years of disruption, one of the positive outcomes that has come out of that are AUR growth. If we look at pre-pandemic levels today, we actually have double-digit AUR growth in both brands. And our goal is to hold on to those AUR growths as well as hopefully maybe even grow a little bit into the future. The opportunity really 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 01, 2023 / 1:30PM, ANF.N - Q4 2022 Abercrombie & Fitch Co Earnings Call

comes in the AUC, like we've talked about a couple of times this morning and the reduction of the freight cost as well as the cotton in the back half. Operator And I am showing no further questions. I would now like to turn the call back over to Fran for closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Just want to say thank you all for joining us today, and we look forward to speaking to many of you soon. Operator This concludes today's conference call. Thank you for participating. You may now disconnect. D I S C L A I M E R Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2023, Refinitiv. All Rights Reserved. 15460627-2023-03-01T21:43:30.060 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 01, 2023 / 1:30PM, ANF.N - Q4 2022 Abercrombie & Fitch Co Earnings Call